Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No.333-160518 and Form S-8 No.333-152637) of Xinyuan Real Estate Co., Ltd. and the related Prospectuses of our report dated March 31, 2010, with respect to the effectiveness of internal control over financial reporting of Xinyuan Real Estate Co., Ltd. included in this Amendment No.1 to Annual Report (Form 20-F) for the year ended December 31, 2009.

/s/ Ernst &Young Hua Ming

Ernst &Young Hua Ming

Shanghai, People’s Republic of China

April 28, 2010